UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 18, 2016

HOUGHTON MIFFLIN HARCOURT COMPANY
(Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)	001-36166 (Commission File No.)	27-1566372 (IRS Employer Identification No.)

222 Berkeley Street Boston, MA (Address of principal executive offices)	02116 (Zip Code)

(617) 351-5000
(Registrant’s telephone number, including area code)
NOT APPLICABLE
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On July 18, 2016, the Board of Directors (the “Board”) of Houghton Mifflin Harcourt Company (the “Company”) increased the number of directors comprising the Board from eight to nine members and appointed Tracey D. Weber to the Board to fill the vacancy created thereby, all effective immediately.
Ms. Weber will receive standard non-employee director compensation (prorated for the length of her service during the current Board term) under the Company’s non-employee director compensation program as described under the section entitled “Director Compensation” in the Company’s definitive proxy statement filed with the Securities and Exchange Commission (the “SEC”) on March 30, 2016, which section is incorporated by reference herein.  She will also be eligible to participate in the Company’s non-employee director deferred compensation plan, which was previously filed as Exhibit 10.50 to the Company’s Annual Report on Form 10-K filed with the SEC on February 25, 2016, which plan is incorporated by reference herein.
In connection with her appointment to the Board, the Company intends to enter into an indemnification agreement with Ms. Weber in substantially the form of indemnification agreement entered into by the Company with its other directors, which form of agreement was previously filed with the SEC as Exhibit 10.12 to Amendment No. 1 to the Company’s Registration Statement on Form S-1.
On July 20, 2016, the Company issued a press release announcing the appointment of Ms. Weber, a copy of which is filed herewith as Exhibit 99.1.

Item 9.01.     Financial Statements and Exhibits.
(d)            Exhibits
Exhibit No.	Description
99.1	Press Release of Houghton Mifflin Harcourt Company dated July 20, 2016.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOUGHTON MIFFLIN HARCOURT COMPANY

By:	/s/ William F. Bayers
Name:	William F. Bayers
Title:	Executive Vice President, Secretary and General Counsel

Dated:  July 20, 2016

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of Houghton Mifflin Harcourt Company dated July 20, 2016.